UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SOUTHERN BANCSHARES

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SOUTHERN BANCSHARES

116 East Main Street

Mount Olive, North Carolina 28365

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. will be held at 3:00 p.m. on Wednesday, April 21, 2004, at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina.

The purposes of the meeting are:

1.	Election of Directors: To elect 16 directors for one-year terms; and

2.	Other Business: To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 19, 2004.

By Order of the Board of Directors

David A. Bean

Secretary

SOUTHERN BANCSHARES

116 East Main Street

Mount Olive, North Carolina 28365

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 19, 2004, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2004 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on Wednesday, April 21, 2004.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Southern BancShares (N.C.), Inc. The “Bank” refers to our banking subsidiary, Southern Bank and Trust Company.

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement that provides for you to name R. S. Williams, W. A. Potts, and John N. Walker to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the meeting.

If you sign an appointment of proxy and return it to us before the Annual Meeting, the shares of our voting securities that you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the 16 nominees for director named in Proposal 1 below. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting either by filing with our Secretary a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, the Bank’s and our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 10, 2004, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our voting securities on that date in order to be eligible to vote at the meeting.

Voting Securities

On the Record Date, our voting securities consisted of 111,429 outstanding shares of our common stock (“Common Stock”), 357,260 outstanding shares of our Series B non-cumulative preferred stock (“Series B”), and 39,657 outstanding shares of our Series C non-cumulative preferred stock (“Series C”). You may cast one vote for each share of Common Stock, one vote for each 38 shares of Series B, and one vote for each 38 shares of Series C, that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting.

Voting Procedures; Votes Required for Approval

Our directors are elected by a plurality of the votes cast in elections, So, in the election of directors at the Annual Meeting, the 16 nominees receiving the highest numbers of votes will be elected. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against any other matter voted on by our shareholders at the Annual Meeting. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

Principal Shareholders. The following table describes the beneficial ownership of our voting securities on the Record Date by persons known by us to own, beneficially or of record, 5% or more of a class of our voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)
Common Stock	Frank B. Holding Smithfield, NC	32,751	(3)	29.39%	26.87%
	Lewis R. Holding Lyford Cay, Bahamas	26,822		24.07%	22.01%
	Frank B. Holding, Jr. Raleigh, NC	8,510	(4)	7.64%	6.98%
	Hope Holding Connell Raleigh, NC	8,001	(4)	7.18%	6.56%
Series C	Rachel Ann Barnes Conway, NC	2,117		5.34%	.05%
	James R. Hendrix Tyner, NC	6,120		15.43%	.13%
	Elva W. Peele Lewiston-Woodville, NC	3,517		8.87%	.08%
	Harry N. Willey Hobbsville, NC	2,200		5.55%	.05%

(1)	Except as otherwise noted, and to the best of our knowledge, each named individual exercises sole voting and investment power with respect to all shares. Certain of the named individuals may be considered to exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. F. Holding, Jr. – 220 shares of Common Stock; Ms. Connell – 220 shares of Common Stock; Mr. Willey – 1,700 shares of Series C. Certain of the named individuals disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. F. Holding – 32,190 shares of Common Stock; Mr. L. Holding – 4,563 shares of Common Stock; Mr. F. Holding, Jr. – 1,216 shares of Common Stock; and Ms. Connell – 3,418 shares of Common Stock.

(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. “Percentage of total votes” reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.
(3)	Of the listed shares, 8,510 shares also are shown as beneficially owned by Mr. F. Holding, Jr., and 8,001 shares also are shown as beneficially owned by Ms. Connell.
(4)	All listed shares also are shown as beneficially owned by Mr. F. Holding.

Management. The following table describes the beneficial ownership of our voting securities on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by all of our current directors and executive officers as a group.

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)
Common Stock	Paul A. Brewer, Jr.	24.02%			.02%
	Bynum R. Brown	372.33%			.31%
	William H. Bryan	108.10%			.09%
	Robert J. Carroll	30.03%			.02%
	Hope H. Connell	8,001	(3)	7.18%	6.56%
	J. Edwin Drew	3,714		3.33%	3.05%
	Moses B. Gillam, Jr.	125.11%			.10%
	LeRoy C. Hand, Jr.	148.13%			.12%
	Frank B. Holding	32,751	(4)	29.39%	26.87%
	M. J. McSorley	204.18%			.17%
	W. Hunter Morgan	351.31%			.29%
	John C. Pegram, Jr.	25.02%			.02%
	W. A. Potts	550.49%			.45%
	Richard D. Ray	1		*	*
	Charles L. Revelle, Jr.	1,020.92%			.84%
	Charles O. Sykes	100.09%			.08%
	John N. Walker	190.17%			.16%
	R. S. Williams	150.13%			.12%
	All directors and executive officers as a group (20 persons)	39,943	(5)	35.85%	32.77%
Series B	Bynum R. Brown	2,358.66%			.05%
	Robert J. Carroll	2,687.75%			.06%
	Hope H. Connell	2,000	(3)	.56%	.04%
	LeRoy C. Hand, Jr.	17,522		4.90%	.38%
	Frank B. Holding	4,966	(4)	1.39%	.11%
	M. J. McSorley	6,365		1.78%	.14%
	W. Hunter Morgan	7,368		2.06%	16%
	R. S. Williams	7,109		1.99%	.15%
	All directors and executive officers as a group (20 persons)	48,418	(5)	13.55%	1.05%
Series C	M. J. McSorley	25.06%			*
	All directors and executive officers as a group (20 persons)	25		06%	*

(1)	Except as otherwise noted, and to the best of our knowledge, individuals named and included in the group exercise sole voting and investment power with respect to all shares. Certain of the individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. Brown – 350 shares of Common Stock; Ms. Connell – 220 shares of Common Stock; Mr. Morgan – 3,442 shares of Series B; all individuals included in the group – 650 shares of Common Stock, and 3,485 shares of Series B. Certain of the individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Brewer – 10 shares of Common Stock; Mr. Carroll – 693 shares of Series B; Ms. Connell – 3,418 shares of Common Stock and 2,000 shares of Series B; Dr. Hand – 48 shares of Common Stock and 6,289 shares of Series B; Mr. Holding – 32,190 shares of Common Stock and 4,020 shares of Series B; Mr. McSorley – 60 shares of Common Stock, 5,815 shares of Series B and 25 shares of Series C; Mr. Morgan – 125 shares of Common Stock and 2,131 shares of Series B; Dr. Potts – 200 shares of Common Stock; Mr. Williams – 50 shares of Common Stock and 324 shares of

Series B; all individuals included in the group – 36,101 shares of Common Stock, 21,272 shares of Series B, and 25 shares of Series C.

(2)	“Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. “Percentage of total votes” reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all shares of our voting securities. An asterisk indicates less than .01%.
(3)	All listed shares also are shown as beneficially owned by Mr. F. Holding.
(4)	Of the listed shares, 8,001 shares of Common Stock and 2,000 shares of Series B also are shown as beneficially owned by Ms. Connell.
(5)	Shares listed as beneficially owned by both Ms. Connell and Mr. F. Holding are included only once in the beneficial ownership of the group.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our equity securities. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During 2003, our director, Frank B. Holding, made gifts of shares of our Common Stock to several of his family members, including our director, Hope Holding Connell and her family. Their respective year-end reports relating to the gifts inadvertently were not filed by their due dates. Each of those two reports was promptly filed after it was discovered that it had been overlooked.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than five nor more than 30 members and authorize the Board to set and change the actual number of our directors from time to time within those limits. Our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified. The number of directors currently is set at 16, and our current directors named below have been nominated by our Board of Directors for reelection at the meeting.

Name and age (1)	Positions with us and the Bank	Year first elected (2)	Principal occupation and business experience

Bynum R. Brown * 78	Director	1986	President and owner, Bynum R. Brown Agency, Inc. (real estate); Secretary/Treasurer, Roanoke Valley Nursing Home, Inc.

William H. Bryan * 46	Director	1992	President, Treasurer and Director, Mount Olive Pickle Company, Inc. (manufacturer of pickle and pepper products)

Robert J. Carroll * 79	Director	1986	Retired; formerly President and owner, Carroll’s Garage, Inc. (truck and farm equipment sales and service)

Hope H. Connell (3)(4) 41	Director	1992	Executive Vice President, First-Citizens Bank & Trust Company (5)

J. Edwin Drew * 73	Director	1973	Retired physician; formerly President, J. Edwin Drew, M.D., P.A.

Moses B. Gillam, Jr. * 87	Director	1982	Attorney; senior partner, Gillam and Gillam (law firm)

LeRoy C. Hand, Jr. * 83	Director	1986	Retired physician; formerly President, Albemarle Emergency Associates, P.A

Frank B. Holding (3)(4) 75	Director and Executive Committee Chairman	1962	Executive Vice Chairman, First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company (5)

M. J. McSorley 70	Director	1990	Vice Chairman (since 1998) and retired President and Chief Executive Officer of the Bank

W. Hunter Morgan, Sr. * 73	Director	1986	President, Kellogg-Morgan Agency, Inc. (general insurance agency)

Name and age (1)	Positions with us and the Bank	Year first elected (2)	Principal occupation and business experience

John C. Pegram, Jr. 59	Director, President and Chief Executive Officer	1998	The Bank’s and our executive officer

W. A. Potts * 76	Vice Chairman	1968	Retired veterinarian; formerly President, W. A. Potts, DVM, P.A.; former Chairman of the Board, Mount Olive Pickle Company, Inc.

Charles L. Revelle, Jr. * 77	Director	1986	Retired Chairman of the Board, Revelle Agri-Products, Inc.; Vice President, Revelle Builders of NC, Inc.; President, Revelle Equipment Co., Inc. (agribusiness)

Charles O. Sykes * 74	Director	1984	President, Mount Olive Livestock Market, Inc. (livestock auction market and dealer)

John N. Walker * 78	Director	1971	President Emeritus (former President, Chief Executive Officer and Director), Mount Olive Pickle Company, Inc. (manufacturer of pickle and pepper products)

R. S. Williams 75	Chairman	1971	Retired; the Bank’s and our former President

(1)	Asterisks denote individuals who we believe are “independent directors” as that term is defined by the listing standards of The American Stock Exchange.
(2)	The term “first elected” refers to the year in which each individual became our director or, if prior to December 31, 1982, a director of the Bank.
(3)	Ms. Connell is Mr. Holding’s daughter.
(4)	Certain of our directors also serve as directors of other publicly held companies. Ms. Connell serves as a director of Yadkin Valley Company, and Mr. Holding serves as a director of First Citizens BancShares, Inc. and First Citizens Bancorporation, Inc.
(5)	We are affiliated with First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company through common control relationships that are described under the caption “Transactions with Related Parties.”

Our Board of Directors recommends that you vote “FOR” each of the 16 nominees named above. The 16 nominees receiving the highest numbers of votes will be elected.

Director Compensation

Our directors also serve as directors of the Bank. Except as described below, they currently receive an annual retainer of $1,600, plus fees of $200 for attendance at each meeting of either the Bank’s or our Board, and $100 for attendance at each meeting of a Board committee.

Since his retirement from active employment with the Bank, M. J. McSorley has received monthly payments of $1,423 from the Bank pursuant to a consulting and noncompetition agreement. He receives no separate compensation for his services as a director. Frank B. Holding and John C. Pegram, Jr. also receive no compensation for their services as directors.

Attendance by Directors at Meetings

Board of Directors Meetings. The Bank’s and our Boards of Directors held four joint meetings during 2003. Each director attended at least 75% of the aggregate number of meetings of our Board and any committees on which he or she served, with the exception of Mr. Drew whose absences were due to health reasons.

Annual Meetings. Attendance by our directors at Annual Meetings gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our full-time employees and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All of our current directors attended our last Annual Meeting which was held during April 2003.

Committees

Our Board of Directors has several standing committees, including an Audit Committee, a Nominating Committee and a Compensation Committee which are described below.

Audit Committee

Function. The Audit Committee is a joint committee of the Bank’s and our Boards of Directors. It acts under a written charter which was revised and reapproved by both Boards during January 2004. Under its revised charter, the Committee, among other things, appoints our independent accountants each year and approves the compensation and terms of engagement of our accountants, approves services proposed to be provided by the independent accountants, and monitors and oversees the quality and integrity of our accounting process and systems of internal controls. The Committee reviews various reports by our independent accountants and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. A copy of the Audit Committee’s revised charter is attached as an Appendix to this Proxy Statement. The Committee met four times during 2003.

Members. The current members of the Audit Committee are John N. Walker — Chairman, William H. Bryan, W. A. Potts, and Charles O. Sykes. We believe that each member of the Committee is an ”independent director” as that term is defined by the listing standards of The American Stock Exchange.

Audit Committee Report. Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2003, the Audit Committee has:

•	reviewed our audited consolidated financial statements for 2003 and discussed them with management;

•	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the consolidated audited financial statements be included in our 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The Audit Committee:

John N. Walker	William H. Bryan	W. A. Potts	Charles O. Sykes

Nominations Committee

Function. In the past, our Executive Committee has acted as our Board’s nominating committee by making recommendations to the full Board of Directors regarding its selection of nominees for election as directors to fill vacancies on the Board or in the place of directors who were not candidates for reelection.

Our Board made all final determinations regarding the selection of nominees. The Executive Committee did not meet during 2003 in its capacity as a nominating committee.

The American Stock Exchange (“Amex”) has amended its listing standards to require that companies listed on Amex satisfy various corporate governance requirements. Among those requirements, nominees for election as directors of “listed companies” are required to be selected, or recommended to those companies’ boards of directors for selection, by committees made up of “independent directors” (as that term is defined in Amex’s rules) or by a majority of the companies’ independent directors. Although we are treated as a “listed company” for purposes of Amex’s amended requirements regarding audit committees, we are not subject to Amex’s other corporate governance requirements, including its requirements regarding nominations committees. However, our Board of Directors intends, to the extent practicable, to adopt corporate governance procedures consistent with Amex’s requirements. For that reason, during January 2004, our Board of Directors established a new, separate Nominations Committee that will act under a written charter approved by the Board. Under the Committee’s charter, and among other duties and responsibilities assigned from time to time by the Board, the Committee will, in the future, identify individuals who are qualified to become directors and recommend candidates to our Board of Directors for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board. A copy of the Nominations Committee’s charter is attached as an Appendix to this Proxy Statement. Since it was only recently appointed, the Committee did not meet during 2003 or take any action with respect to nominees for election as directors at this year’s Annual Meeting.

The Committee’s Charter provides that the Committee will consider recommendations of candidates submitted in writing by shareholders and that, in identifying candidates to be recommended to the Board of Directors, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators. We intend for the Committee to develop procedures to be followed by shareholders who wish to recommend candidates to the Committee (including deadlines for submitting recommendations and information regarding candidates that shareholders should provide with their recommendations). The Committee also may develop other criteria or minimum qualifications for use in identifying candidates, but it has not yet done so.

Members. The members of the new Nominations Committee are W. A. Potts – Chairman, Charles O. Sykes and John N. Walker. We believe that each member of the new Committee is an “independent director” as that term is defined by Amex’s listing standards. For purposes of its service as a nominations committee during 2003, the members of our Executive Committee included those three directors as well as Frank B. Holding, William H. Bryan, M. J. McSorley, our Chairman, R. S. Williams, and our Chief Executive Officer, John C. Pegram, Jr.

Compensation Committee

Function. Our executive officers are compensated by the Bank for their services as its officers, and they receive no salaries or other separate compensation from us. For that reason, in the past the Bank’s Board of Directors has had a Compensation Committee, but our Board has not had a compensation committee. The Bank’s Committee met once during 2003.

During January 2004, the Bank’s and our Boards of Directors established a new, joint Compensation Committee that will act under a written charter approved by the Boards. Under the new Committee’s charter, and among other duties and responsibilities assigned from time to time by the Boards, the Committee will, in the future, make recommendations to the Boards regarding the amounts of cash and other compensation paid or provided to our executive officers. The Committee will assume the duties and responsibilities of the previous committee with respect to the Bank’s overall compensation program, the adoption or modification of incentive or other compensation plans, and other compensation and employee benefit matters. After receipt of the Committee’s recommendations, the Boards will make all final decisions regarding executive compensation matters. Since it was only recently appointed, our new joint Compensation Committee did not meet or take any action during 2003.

Members. The members of the new Compensation Committee are Frank B. Holding – Chairman, William H. Bryan, W. A. Potts, Charles O. Sykes and John N. Walker. During 2003, the Bank’s Compensation Committee included those five directors as well as our Chairman, R. S. Williams.

Compensation Committee Interlocks and Insider Participation. R. S. Williams, who served on the Bank’s Compensation Committee during 2003, is a former executive officer of the Bank. He served as President of the Bank until 1989 when he retired from active employment. He served as our President until 1997, and he continues to serve as the Bank’s and our Chairman.

Frank B. Holding also serves as Executive Vice Chairman of First Citizens BancShares, Inc., Raleigh, North Carolina (“FCBancShares”), and its bank subsidiary, First-Citizens Bank & Trust Company (“FCB”). FCB provides various services to the Bank, including data and item processing services, securities portfolio management, management consulting services (including Mr. Holding’s services as the Bank’s and our director), and services as trustee for the Bank’s pension plan and Section 401(k) plan. The Bank also purchases supplies, forms and equipment from FCB. During 2003, the Bank paid FCB an aggregate of approximately $4,471,000 under all its arrangements with FCB. Additional information regarding the services provided by FCB is contained below under the caption “Transactions with Related Parties.”

Committee Report on Executive Compensation. The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. Currently, the types of compensation included in the Bank’s executive compensation program are limited to base salary, discretionary cash bonuses, and contributions to the individual accounts of all participating employees (including executive officers) under the Bank’s Section 401(k) salary deferral plan. However, the Bank also provides retirement and other employee benefit and welfare plans customary for companies its size, including a defined benefit pension plan. Before the new joint Compensation Committee was established, the Bank’s Compensation Committee alone established the salary and any bonus paid to each executive officer including the Chief Executive Officer. In the future, the new joint Committee will make recommendations to the Boards of Directors regarding the amounts of cash and other compensation paid or provided to executive officers, and the Boards will make all final decisions regarding executive compensation matters.

For 2003, the Compensation Committee established the salary for each of the Bank’s and our executive officers, including the Chief Executive Officer, based on its evaluation of each officer’s individual level of responsibility and performance. The performance of individual executive officers and the Bank’s financial performance in general are considered by the Committee in connection with the setting of salaries and the determination of the amounts of any discretionary bonuses that are paid from time to time. However, that process is largely subjective, and there are no specific formulae, objective criteria, or other such mechanisms by which the amount of adjustment to any executive officer’s salary, or the amount of any bonus paid to an executive officer, is tied empirically to his individual performance or to the Bank’s financial performance.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the Bank’s or our executive officers receives annual compensation approaching that amount, the Board of Directors has not adopted a policy with respect to Section 162(m).

The Compensation Committee:

Frank B. Holding	W. A. Potts	John N. Walker
William H. Bryan	Charles O. Sykes	R. S. Williams

Executive Officers

We consider the Bank’s and our officers who are listed below to be our executive officers.

John C. Pegram, Jr., age 59, serves as the Bank’s and our President and Chief Executive Officer. He previously served as our Vice President until 1998 and as Executive Vice President of the Bank until 1997. He has been employed by the Bank for 29 years.

Paul A. Brewer, age 61, serves as Executive Vice President of the Bank. Previously, he served as Senior Vice President of the Bank until 1998 and as Regional Vice President of the Bank until 1993. He has been employed by the Bank for 32 years.

Richard D. Ray, age 57, serves as Executive Vice President of the Bank. He previously served as Senior Vice President of the Bank until 1998 and as Regional Vice President until 1993. He has been employed by the Bank for 32 years

David A. Bean, age 55, serves as our Secretary and Treasurer. He also serves as Senior Vice President and Chief Financial Officer of the Bank. He has been employed by the Bank for 25 years

Drew M. Covert, age 36, serves as the Bank’s Senior Vice President of Corporate Administration. Previously, he served as Vice President of the Bank from 1998 until 2000 and as a Bank Examiner for the Federal Deposit Insurance Corporation from 1991 until 1998.

Executive Compensation

Cash Compensation. The following table shows cash and certain other compensation paid to or deferred by our named executive officers for the years indicated. Our officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other compensation from us for their services as our officers.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Annual compensation			All other compensation (3)
		Salary (1)	Bonus	Other annual compensation
John C. Pegram, Jr. President and Chief Executive Officer	2003 2002 2001	$160,000 144,912 135,432	$-0- 15,000 -0-	(2) (2) (2)	$9,600 6,535 6,319

Paul A. Brewer Executive Vice President of the Bank	2003 2002 2001	132,600 126,900 119,700	-0- 10,000 -0-	(2) (2) (2)	6,041 5,773 5,440

Richard D. Ray Executive Vice President of the Bank	2003 2002 2001	132,900 124,680 117,480	5,000 10,000 -0-	(2) (2) (2)	5,981 5,695 5,381

(1)	Includes amounts of salary deferred at each officer’s election under our Section 401(k) plan.
(2)	In addition to compensation paid in cash, the Bank’s and our executive officers receive various personal benefits. The value of those non-cash benefits received each year by each officer did not exceed 10% of his cash compensation for that year.
(3)	For each year, consists entirely of matching contributions on behalf of each officer under our Section 401(k) plan.

Pension Plan. The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits payable to a participant at normal retirement age under our qualified defined benefit pension plan (the “Pension Plan”) based on federal tax laws currently in effect.

	Years of Service
Final Average Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$100,000	$15,492	$23,237	$30,983	$38,729	$46,475	$54,220	$60,220
125,000	20,117	30,175	40,233	50,291	60,350	70,408	77,908
150,000	24,742	37,112	49,483	61,854	74,225	86,595	95,595
175,000	29,367	44,050	58,733	73,416	88,100	102,783	113,283
200,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
225,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
250,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820
300,000	30,292	45,437	60,583	75,729	90,875	106,020	116,820

Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant’s annual compensation covered by the Pension Plan includes earnings as reported on the participant’s W-2 statement and earnings deferred by the participant’s own contributions to our Section 401(k) plan. A participant’s benefits are based on his or her years of service and “final average compensation,” which is the participant’s highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $205,000 is the maximum amount of annual compensation for 2004 that can be included for purposes of calculating a participant’s final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $165,000. In the case of participants who begin receiving benefits before or after age 65, the maximum permitted benefit amount is actuarially adjusted. The maximum years of credited service that may be counted in calculating benefits under the Pension Plan is 40 years.

The credited years of service and final average compensation, respectively, as of January 1, 2004, for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Pegram — 29 years and $142,903; Mr. Brewer — 39 years and $122,661; and Mr. Ray — 33 years and $121,523.

Deferred Compensation Agreements. The Bank is party to separate agreements with certain of its senior officers under which it has agreed to make monthly payments to the officers for a period of ten years following their retirement at age 65, or at another age agreed upon between the Bank and the officer. In return for those payments, each officer has agreed not to “compete” (as defined in the agreements) against the Bank during the payment period. If an officer dies prior to retirement, or during the payment period following retirement, the payments due under his or her agreement will be paid to the officer’s designated beneficiary or estate. The amounts of monthly payments provided for in the agreements currently in effect between the Bank and executive officers named in the Summary Compensation Table above are as follows: Mr. Pegram — $3,667; Mr. Brewer — $2,919; and Mr. Ray — $2,919

Performance Graph

The following line graphs compare the cumulative total shareholder return (the “CTSR”) on our Common Stock during the previous five years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 1998, and that dividends were reinvested in additional shares.

Transactions with Related Parties

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, principal shareholders, and their associates. All loans included in those transactions during 2003 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

The Bank is party to a contract with First-Citizens Bank & Trust Company, Raleigh, North Carolina (“FCB”), under which FCB provides it with various data and item processing services, securities portfolio management services, management consulting services (including the services of Frank B. Holding as the Bank’s and our director), and services as trustee for the Bank’s pension plan and Section 401(k) plan. The Bank also purchases supplies, forms and equipment through FCB. During 2003, the Bank paid FCB an aggregate of approximately $4,471,000 under all those arrangements, including amounts paid to reimburse FCB for Mr. Holding’s services. Mr. Holding receives no salary, directors’ fees, or other compensation from the Bank or us for his services. FCB is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. (“FCBancShares”). Mr. Holding, one of our directors and principal shareholders and a director of the Bank, and Lewis R. Holding, also one of our principal shareholders, are directors and executive officers of FCBancShares and FCB and are principal shareholders of FCBancShares. Also, Hope H. Connell, one of our directors and principal shareholders and a director of the Bank, is a principal shareholder of FCBancShares and an executive officer of FCB. The Bank’s contract with FCB for 2003 was negotiated at arms-length and was approved by our Board of Directors, with Mr. Holding and Ms. Connell abstaining from the voting.

Based on comparisons of the terms of the contract in previous years with terms available to the Bank from other providers of the services we obtain from FCB, our management believes the terms of the contract with FCB, including prices, are no less favorable to the Bank than it could obtain from an unrelated provider.

Triangle Life Insurance Company (“Triangle Life”), a subsidiary of FCB, is the issuer of credit life insurance policies sold to the Bank’s loan customers through its subsidiary, Goshen, Inc. (“Goshen”). Pursuant to an arrangement between Triangle Life and Yadkin Valley Life Insurance Company (“Yadkin Valley Life”), certain policies issued by Triangle Life, including certain policies sold through Goshen, are reinsured by Yadkin Valley Life. Hope H. Connell, one of the Bank’s directors and one of our principal shareholders, is a principal shareholder and director of Yadkin Valley Life’s parent company, Yadkin Valley Company, and Lewis R. Holding, one of our principal shareholders, also is a principal shareholder of Yadkin Valley Company. The Bank received commissions of approximately $25,500 from Yadkin Valley Company and its subsidiary during 2003 in connection with premiums paid to Yadkin Valley Life on credit life insurance policies sold to the Bank’s loan customers.

During 2003, the Bank paid $175,040 in premiums for general liability, property, workers’ compensation, and umbrella insurance policies, all of which were purchased through Kellogg-Morgan Agency, Inc. W. Hunter Morgan, Sr., who is one of our directors, is President and owner of that insurance agency. We expect to continue purchasing insurance coverage through Mr. Morgan’s agency in the future.

INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

KPMG LLP served as our independent accountants for 2003. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

Our Audit Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants each year and to approve the compensation and terms of the engagement of our accountants. The Committee has begun the process of making its selection for 2004, and it has received and is reviewing a proposal from KPMG LLP to serve as our accountants for another year. However, the Committee’s selection process has not been completed and the Committee has not yet made its final decision.

Services and Fees During 2002 and 2003

As our independent accountants for 2002 and 2003, KPMG LLP provided various audit and other services for which we were billed for fees as further described below. Under its current procedures, our Audit Committee specifically preapproves all audit services and other services provided by our accountants. In the future, the Committee may authorize management to obtain tax and certain other specific types of recurring non-audit services from our accountants from time to time during the year up to preapproved aggregate amounts of fees. Requests for advice in addition to those preapproved amounts would require further Committee approval. Also, the Committee may consider delegating authority to its Chairman to preapprove certain types of non-audit services. The Chairman would report his approval of any additional services to the full Committee at its next regularly scheduled meeting. Our Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP’s independence.

Audit Fees. For 2002 and 2003, KPMG LLP audited our consolidated financial statements included in our Annual Reports on Form 10-K, reviewed the condensed interim financial statements included in our Quarterly Reports on Form 10-Q, and provided various other audit services. Its fees for these services were $73,000 for 2002 and $82,700 for 2003.

Audit Related Fees. During 2002 and 2003, KPMG LLP provided us with other audit-related services consisting of audits of our employee benefit plans and various attestation services. Its fees for those services amounted to $12,600 for 2002 and $14,200 for 2003.

Tax Fees. During 2002 and 2003, KPMG LLP prepared our tax returns and provided us with other tax compliance services and consultations regarding general tax matters. Its fees for those services amounted to $14,000 for 2002 and $16,500 for 2003.

All Other Fees. During 2002 and 2003, KPMG LLP provided us with no services other than those described above.

PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented at our 2005 Annual Meeting must be received by us in writing at our main office in Mount Olive, North Carolina, no later than November 19, 2004, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2005 Annual Meeting, but which is not intended to be included in our Proxy Statement and form of appointment of proxy, must be received by us at our main office in Mount Olive, North Carolina, no later than February 2, 2005, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

Corporate Secretary to the Board of Directors

Southern Bank and Trust Company

116 East Main Street

Post Office Box 729

Mount Olive, North Carolina 28365

You also may send them by email to bancshares@southernbank.com, with an attention line to the Corporate Secretary You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Annual Report on Form 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

A copy of our 2003 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

Appendix A

SOUTHERN BANCSHARES (N.C.), INC.

SOUTHERN BANK AND TRUST COMPANY

CHARTER OF THE JOINT AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

As Approved by the Boards of Directors on January 21, 2004

I. Purpose

The Audit Committee shall be a joint committee of the Boards of Directors of Southern BancShares (N.C.), Inc. and Southern Bank and Trust Company (collectively, the “Company”) and shall be appointed by the Boards of Directors to assist them in fulfilling their oversight responsibilities with respect to:

•	Monitoring and overseeing the quality and integrity of the Company’s accounting and financial reporting process and systems of internal controls;

•	Monitoring the Company’s compliance with legal and regulatory requirements;

•	Monitoring and overseeing annual audits of the Company’s financial statements and the independence and performance of the Company’s independent auditors and internal auditing department; and

•	Providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the specific activities enumerated in Section IV of this Charter.

II. Composition and Qualifications

The Audit Committee shall be comprised of three or more directors as determined from time to time by the Boards. Except to the extent otherwise permitted by rules, regulations and listing requirements of the Securities and Exchange Commission (the “SEC”), the American Stock Exchange (“Amex”), and the Federal Deposit Insurance Corporation (“FDIC”), each member of the Committee shall:

•	be an “independent director” as that term is defined in the SEC’s rules and regulations and Amex’s listing requirements;

•	be “independent of management” as that term is defined in the FDIC’s rules and regulations;

•	otherwise be free from any relationship that, in the opinion of the Boards, would interfere with the exercise of the member’s independent judgment; and

•	have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements (including the Company’s balance sheet, income statement and cash flow statement).

In addition, at least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, related financial management expertise, or any other comparable experience or background, which, in the view of the Board, results in that member’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities). The Board may, from time to time, impose other eligibility requirements for service on the Audit Committee. Furthermore, the Committee otherwise will be maintained in conformance with other independence, experience, financial expertise, conflict of interest, and compensation rules established from time to time by the SEC, the FDIC and Amex.

Audit Committee members shall be appointed each year by the Boards at the annual organizational meetings of the Boards for terms of one year or until their successors shall be duly elected and qualified. However, Committee members shall serve at the pleasure of and may be removed at any time by the Boards, and the term of a member shall immediately terminate if the member dies, resigns or otherwise ceases to be a director. If an Audit Committee Chair is not designated by the Boards of Directors or present at a meeting of the Committee, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III. Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. An agenda shall be prepared in advance of each meeting. At least annually, the Committee should meet privately in separate executive sessions with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditor’s limited review procedures. The Committee shall maintain minutes of its meetings, and it shall report periodically to the Board of Directors on its activities.

IV. Responsibilities and Duties

The activities listed below are the general activities of the Committee in carrying out its purposes described in Section I of this Charter. These activities serve as a guide, and the Committee may carry out additional functions and adopt additional practices as may be deemed appropriate in light of changing business, legislative, regulatory, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Boards from time to time related to fulfilling the Committee’s purpose.

The Committee, in fulfilling its purpose, is authorized to undertake special projects and investigations into matters of interest or concern that the Committee deems appropriate. In carrying out its duties, the Committee is authorized to retain outside legal, accounting, or other advisors, as it determines necessary, and to approve terms of engagement of and the fees payable to such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors engaged by the Committee as well as the Committee’s ordinary administrative expenses.

The Committee shall be given full access to the Company’s internal audit function, the Board of Directors, corporate executives, and independent auditor, as necessary to carry its responsibilities and duties.

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually and, in the event it believes that revisions to the Charter are necessary or desirable, the Committee shall propose appropriate revisions to the Board of Directors for approval.

2.	Review the Company’s annual audited financial statements (including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations) with management and the independent auditors prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. The Committee shall recommend to the Board whether or not the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K

3.	In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

4.	Review the reports of examination by state and federal banking examiners and other regulatory authorities.

5.	Review disclosures made by the Company’s chief executive officer and chief financial officer in connection with their certifications required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder to be contained in the Company’s Reports on Form 10-K and 10-Q regarding (1) the effectiveness of the Company’s disclosure controls and procedures, (2) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls, (3) any change in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect the Company’s internal control over financial reporting, and (4) any fraud involving management or other employees who have a significant role in the Company’s internal control.

6.	Review with management and the independent auditors the Company’s quarterly financial results and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

7.	Have the sole authority to appoint, retain or replace and determine the compensation of the Company’s independent auditors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors engaged by the Committee.

8.	Except as otherwise permitted by the SEC’s rules and regulations, pre-approve all audit and permissible non-audit services to be provided by the independent auditors, as well as the terms of the auditor’s engagements for those services. The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee. If this authority is delegated, all approved non-audit services will be presented to the Committee at its next scheduled meeting.

9.	Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company and other information required by Independence Standards Board Standard No. 1. On an annual basis, review and discuss with the independent auditors all such relationships to determine the auditors’ independence and objectivity, shall take appropriate action to oversee the independence of the auditors.

10.	Review and discuss with the independent auditors their audit plan, including scope, staffing, locations, reliance upon management and internal audit and general audit approach.

11.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with the independent auditors all matters required to be communicated to audit committees in accordance with AICPA SAS 61.

12.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

13.	Ensure the independent auditors’ ultimate accountability to the Audit Committee and the Board of Directors, as representatives of the stockholders, by receiving reports directly from the auditors.

14.	Oversee and evaluate the work of the independent auditors by regularly reviewing their performance and, at least once every two years, reviewing their “peer review” reports.

15.	Ensure that the lead audit partner of the independent auditors and the concurring audit partner are rotated at least every five years, and that all other audit partners are rotated at least every seven years.

16.	Consult with the independent auditors, without the presence of management, about internal controls and the completeness and accuracy of the Company’s financial statements, and resolve disagreements between management and the independent auditors.

17.	Discuss with management any second opinions sought regarding accounting, financial reporting, and auditing matters from any accounting firms other than the Company’s independent auditors, including the substance and reasons for seeking any such opinion.

Internal Audit Department and Legal Compliance

18.	Review the budget, plan, activities, organizational structure, and qualifications of the internal audit department, as needed, and review periodic progress reports on the internal audit plan and explanations for any deviations from the original plan.

19.	Review the appointment, performance and replacement of the senior internal audit executive.

20.	Review regular and special reports prepared by the internal audit department, together with management’s response and follow-up to these reports.

21.	Review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

22.	Establish procedures for the receipt, retention and treatment of complaints or concerns received by the Company relating to accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by employees of information relating to questionable accounting or auditing matters.

23.	To the extent required by rules of the SEC, annually prepare a report to shareholders for inclusion in the Company’s annual proxy statement.

24.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Boards deem necessary or appropriate.

IV. Limitations of Audit Committee’s Roles

While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Appendix B

SOUTHERN BANCSHARES (N.C.), INC.

CHARTER OF THE

NOMINATIONS COMMITTEE

As approved by the Board of Directors on January 21, 2004

This Charter sets forth the composition, authority, duties and responsibilities of the Nominations Committee of the Board of Directors of Southern BancShares (N.C.), Inc. (the “Corporation”).

Purpose

The Nominations Committee (the “Committee”) is established as a committee of the Corporation’s Board of Directors generally to identify and make recommendations to the Board regarding candidates for service as directors and members of committees of the Corporation and its subsidiaries, including Southern Bank and Trust Company (the “Bank”). The Committee will have such other duties and responsibilities as are described in this Charter or as are assigned to it from time to time by the Board of Directors.

Composition and Appointment

The Committee will be comprised of not less than three members who will be appointed annually by the Board of Directors. Members of the Committee will serve at the pleasure of, and may be removed at any time by, the Board of Directors. The Board will appoint one of the members of the Committee to serve as Committee Chairman. Except to the extent that otherwise would be permitted by the listing standards of The American Stock Exchange (“Amex”) (as if those standards applied to the Corporation), each member of the Committee must be a director of the Corporation who is “independent” as that term is defined in those listing standards. Members of the Committee also must satisfy any other requirements of Amex or the Securities and Exchange Commission that from time to time apply to the Corporation’s Nominations Committee.

Committee Meetings

The Committee will meet as often as its members consider necessary in order to carry out the Committee’s responsibilities. Dates, times and locations of meetings will be determined by the Committee or by its Chairman. A majority of the number of regular members then serving on the Committee will constitute a quorum. The Committee itself will determine who, if anyone, other than Committee members may be present during its deliberations or voting on any matter. The Committee will keep minutes of its meetings and, following each Committee meeting, the Chairman will make a report to the Board of Directors at its next scheduled meeting regarding the deliberations of or actions taken by the Committee.

Responsibilities

The Committee will:

•	identify individuals who are qualified to become directors of the Corporation and the Bank;

•	recommend candidates to the Corporation’s Board of Directors each year for selection as nominees for election as directors of the Corporation at annual meetings of the Corporation’s shareholders;

•	recommend candidates to the Corporation’s Board of Directors from time to time for selection as nominees for appointment to fill vacancies on the Board of Directors;

•	recommend candidates to the Corporation’s Board of Directors from time to time for election by it as directors of the Bank;

B-1

•	make recommendations to the Corporation’s and the Bank’s Boards of Directors each year or from time to time regarding their appointment of members of committees of the Boards of Directors;

•	make recommendations to the Corporation’s Board of Directors from time to time regarding the size and composition of the Corporation’s and the Bank’s Boards and Board Committees; and

•	undertake other specific duties and responsibilities within the scope of its primary functions outlined above as the Committee or Board of Directors may from time to time determine.

In identifying candidates to be recommended to the Corporation’s Board of Directors for selection as nominees or for appointment to fill vacancies, the Committee will seek to identify and recommend individuals who have high personal and professional integrity, who demonstrate exceptional ability and judgment, and who, in conjunction with other members of the Boards of Directors, will be effective in collectively serving the long-term interests of the Corporation’s shareholders. Candidates recommended by the Committee must satisfy applicable requirements of state and federal banking regulators pertaining to qualifications to serve as directors of the Corporation and the Bank, and, in performing its duties, the Committee may develop other criteria or lists of minimum qualifications for use in its identification of individuals to be recommended or selected for consideration as directors (including, without limitation, independence, business experience relevant to the needs of the Corporation and its subsidiaries, leadership qualities, diversity, and special ability to represent shareholders). Any such criteria will be subject to the review and approval of the Board of Directors.

In identifying candidates to be recommended to the Board of Directors for selection as nominees or for appointment to fill vacancies on the Corporation’s Board, the Committee will consider individuals recommended by shareholders. The Committee may develop procedures to be followed in connection with shareholder recommendations (including without limitation deadlines for receipt of recommendations in connection with annual meetings, required information to be provided regarding a candidate, required consents of candidates to be considered by the Committee, and the treatment of previously recommended individuals). Any such procedures will be subject to the review and approval of the Board of Directors.

After receipt of recommendations from the Committee regarding candidates for election or appointment as directors of the Corporation and the Bank, the Corporation’s Board of Directors will make all final decisions regarding the nomination or appointment of those persons.

Authority

The Committee is authorized to perform each of its duties and responsibilities listed in this Charter. If it considers it appropriate, the Committee may delegate any of its responsibilities to a subcommittee, provided that any such subcommittee is composed entirely of “independent” directors. In discharging its responsibilities, the Committee is authorized to retain outside counsel or other consultants (including a search firm) in accordance with procedures established by the Committee, and it has the authority to approve all terms of the engagement of those consultants, including their fees or other compensation.

In performing its duties under this Charter, the Committee may conduct such investigation and request and consider such information (from management or otherwise) as it shall consider necessary, relevant or helpful in its deliberations and the formulation of its recommendations. In connection with any such investigation, the Committee may rely on information provided to it by management without any further verification. However, whenever the Committee takes an action, it will exercise its independent judgment on an informed basis and in a manner it considers to be in the best interests of the Corporation and its shareholders.

Annual Assessment of Adequacy of Charter

The Committee will, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

B-2

SOUTHERN BANCSHARES

116 East Main Street

Mount Olive, North Carolina 28365

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints R. S. Williams, W. A. Potts and John N. Walker (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the voting securities of Southern BancShares (N.C.), Inc. (“BancShares”) held of record by the undersigned on March 10, 2004, at BancShares’ Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Goldsboro Country Club, 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on April 21, 2004, and any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. Election of Directors: Proposal to elect 16 directors to one year terms.	☐ FOR all nominees listed below (except as indicated otherwise on the line below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Bynum R. Brown; William H. Bryan; Robert J. Carroll; Hope H. Connell; J. Edwin Drew; Moses B. Gillam, Jr.; LeRoy C. Hand, Jr.; Frank B. Holding; M. J. McSorley; W. Hunter Morgan, Sr.; John C. Pegram, Jr.; W. A. Potts; Charles L. Revelle, Jr.; Charles O. Sykes; John N. Walker; and R. S. Williams.

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below.

2.	Other Business: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Please date and sign this appointment of proxy on the reverse side and return it to BancShares in the enclosed envelope.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated                                                                 , 2004

(Signature)

Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.